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                                                                    EXHIBIT 99.2


FORM OF PROXY MATERIALS OF WELLPOINT

                                    WELLPOINT
                         SPECIAL MEETING OF STOCKHOLDERS

                                     o, 2004
                               o A.M., LOCAL TIME

                         WELLPOINT HEALTH NETWORKS INC.
                          [LOCATION TO BE DETERMINED]

                                    WELLPOINT
          PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF STOCKHOLDERS
                                     o, 2004

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                                                                           PROXY

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON o, 2004. YOUR SHARES OF STOCK WILL BE VOTED AS YOU SPECIFY. IF NO CHOICE IS SPECIFIED, YOUR PROXY WILL BE VOTED "FOR" PROPOSAL 1, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS, AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

         By signing on the other side, I/we appoint Leonard D. Schaeffer and Thomas C. Geiser, and either of them, as proxies, each with full power of substitution, acting jointly or by any of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in WellPoint, at the Special Meeting of Stockholders to be held on o, 2004, or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided below and at their discretion on any matters that may properly come before the meeting.

         The Board of Directors recommends a vote "FOR" Proposal 1 listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

         Please sign on the reverse side of this card and return promptly to o; or, if you choose, you can submit your proxy by calling o, or though the Internet in accordance with the instructions on the reverse side of this card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

         The undersigned acknowledges receipt from WellPoint prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated o, 2004.

         SEE REVERSE SIDE. We encourage you to vote by telephone or the Internet. However, if you wish to vote by mail, just complete, sign and date the reverse side of this card and use the enclosed envelope (or send to [_____]); if you wish to vote in accordance with the Board of Directors' recommendation, you need not mark any voting boxes. IF YOU DO NOT SUBMIT YOUR PROXY OR PROPERLY INSTRUCT YOUR BROKER TO VOTE YOUR SHARES AND YOU DO NOT VOTE IN PERSON AT THE SPECIAL MEETING OF STOCKHOLDERS, THE EFFECT WILL BE THE SAME AS IF YOU VOTED "AGAINST" PROPOSAL 1.



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WellPoint Health Networks Inc.
[LOCATION OF SPECIAL MEETING
TO BE DETERMINED]

             [Vote your proxy by any one of the following methods:]

                       VOTE BY TELEPHONE                                                 VOTE BY INTERNET
Your vote is important!                                           Your vote is important!
Call toll-free anytime on a touch-tone telephone:                 Log on anytime to:
[(    )     -      ]                                              [__________]
Follow these four easy steps:                                     Follow these four easy steps:

1.   Read the Joint Proxy Statement/Prospectus and Proxy Card     1.   Read the Joint Proxy Statement/Prospectus and Proxy Card

2.   Call the toll-free number [(    )     -      ]               2.   Go to the Internet site [__________]

3.   Enter your Voter Control Number located on your Proxy Card   3.   Enter your Voter Control Number located on your Proxy
     above your name                                                   Card above your name

4.   Follow the recorded instructions                             4.   Follow the instructions provided

                            Do not return your Proxy Card if you are voting by Telephone or Internet.]

                                       Please see the reverse side of this card if you plan
                                                 to attend the Special Meeting.


                                                           VOTE BY MAIL
                                                      Your vote is important!

                                      To vote by mail, detach and return the Proxy Card below.

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[X] Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" Proposal 1.

1.   To adopt the Amended and Restated Agreement and Plan of Merger,              FOR             AGAINST          ABSTAIN
     effective as of October 26, 2003, among Anthem, Anthem Holding Corp.
     and WellPoint, and the transactions contemplated thereby, including          [ ]               [ ]              [ ]
     the merger, as more fully described in the accompanying joint proxy statement/prospectus.

Signature:                        Date:                     Signature (if held jointly):     Date:


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Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian or in other representative capacity, please state your full title as such.